SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2006
Commission File Number: 0-7914
BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 620 Denver, Colorado	80202-3835

(Address of principal executive offices)	(Zip Code)
(303) 296-3076
(Registrant telephone including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events and Regulation FD Disclosure
On January 27, 2006 Basic Earth Science Systems, Inc. (Basic, or the Company) issued the press release attached as Exhibit 99.1 reporting on the Company’s operational activities in McKenzie County, North Dakota.
Basic, along with its partners, have commenced completion operations on its State #16-1H well, located in Section 16, T152N-R98W in McKenzie County, North Dakota. Upon testing the un-stimulated Bakken formation, Basic, along with its partners, were not sufficiently encouraged by initial indicators to incur the cost of hydraulically stimulating the Bakken in this wellbore and have deferred further evaluation by sealing off the Bakken behind a removable plug. The Company has not abandoned its interest in the Bakken in this area, however, at this time, Basic and its partners have not discussed the possibility of drilling another horizontal Bakken test. To some extent this discussion has not occurred because Basic and its partners do not have access to a rig, sufficiently large to drill a horizontal test, for three to six months and because of involvement in other efforts.
After sealing off the Bakken, completion efforts are now focused on the Rival interval of the Madison formation. Preliminary indications from the Rival formation this morning are encouraging with oil flowing to surface at unspecified rates. As such, initial production rates are not yet available. These surprising results occurred following an abortive attempt to acid stimulate the well on Wednesday which was halted due to a down-hole equipment failure. The Company hopes to successfully place an acid stimulation into the formation this weekend. In addition, based on these preliminary indications, the installation of surface production facilities will begin as soon as possible.
Basic has a 20 percent working interest in this well and estimates having spent approximately $610,000 on drilling and completion costs to date. The State #16-1H is operated by Missouri Basin Well Service, Inc.
As initially disclosed in its October 31, 2005 Form 8-K, the State #16-1H is part of a 13,500 acre block in which Basic has a 20 percent interest and that a number of wells could be drilled on this acreage. While it is premature to speculate as to the extent, the Company believes that some portion of the surrounding acreage is indeed prospective in the Rival formation. Rival wells could be developed on 160 acre spacing vertically or on larger spacing units if drilled horizontally. In this regard, Basic, and its partners, are currently moving in a rig to drill in Section 9, T152N-R98W, McKenzie County, North Dakota. This new well, the LM #1, is operated by Missouri Basin Well Service and is planned to a depth of 10,170 feet to vertically test the Rival. Basic has a 20 percent working interest in the LM #1 and expects to spend approximately $224,000 on drilling costs.
Item 9.01. Exhibits
     (C) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 27, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BASIC EARTH SCIENCE SYSTEMS, INC.
Date: January 27, 2006	By:	/s/ Ray Singleton
Ray Singleton, President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2006